    As filed with the Securities and Exchange Commission on January 22, 2003.

                                                      Registration No. 333-90980

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        ---------------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        ---------------------------------


                       ATLAS AMERICA PUBLIC #11-2002 LTD.
             (Exact name of Registrant as Specified in its Charter)

                                    Delaware
                        (State or other jurisdiction of
                         incorporation or organization)
                  --------------------------------------------
                                      1311
                  (Primary Standard Industrial Classification
                                  Code Number)
                  --------------------------------------------
                                    2-0600231
                      (IRS Employer Identification Number)
                  --------------------------------------------
                               Executive Offices
                                 311 Rouser Road
                        Moon Township, Pennsylvania 15108
                                 (412) 262-2830
    (Address, including zip code, and Telephone Number, including area code, of Registrant's Principal Executive Offices)



                        ---------------------------------


    Jack L. Hollander, Senior Vice President - Direct Participation Programs
                              Atlas Resources, Inc.
               311 Rouser Road, Moon Township, Pennsylvania 15108
                                 (412) 262-2830
                     (Name, Address, including zip code, and
          Telephone Number, including area code, of Agent for Service)


                        ---------------------------------


                                 With a Copy to:

                         Wallace W. Kunzman, Jr., Esq.
                           Kunzman & Bollinger, Inc.
                               5100 N. Brookline
                                   Suite 600
                         Oklahoma City, Oklahoma 73112

                                 DEREGISTRATION


The undersigned hereby removes from registration 865.95 Investor General Partner Units ("Investor General Partner Units" means the investor general partner interests offered to Participants in the Partnership), and 0.5 Limited Partner Units ("Limited Partner Units" means the initial limited partner units offered to Participants in the Partnership and 865.95 limited partner units into which the investor general partners automatically would have been converted by the managing general partner with no additional price paid by the investor) of the Registrant which remained unsold at the termination of the offering on December 31, 2002.


                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in Moon Township, Pennsylvania, on the 21st day of January, 2003.

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
                                                      ATLAS AMERICA PUBLIC #11-2002 LTD.
                                                      (Registrant)

                                                      By:   Atlas Resources, Inc.,
                                                            Managing General Partner


Jack L. Hollander, pursuant                           By: /s/ Jack L. Hollander
to the Registration Statement, has                        -------------------------------------------------
been granted Power of Attorney and is                     Jack L. Hollander, Senior Vice President -
signing on behalf of the names shown                      Direct Participation Programs
below, in the capacities indicated.

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In accordance with the requirements of the Securities Act of 1933, this
Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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

Signature                         Title                                                                          Date
---------                         -----                                                                          ----
Freddie M. Kotek          President, Chief Executive Officer and Chairman of the Board of Directors        January 21, 2003
Frank P. Carolas          Executive Vice President - Land and Geology and a Director                       January 21, 2003
Jeffrey C. Simmons        Executive Vice President - Operations and a Director                             January 21, 2003
Nancy J. McGurk           Senior Vice President, Chief Financial Officer and Chief Accounting Officer      January 21, 2003


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